Investor Contact: Michael Greiner
Avanos Medical, Inc.
470-562-2692
Investor.Relations@Avanos.com

Media Contact: Katrine Kubis
Avanos Medical, Inc.
CorporateCommunications@Avanos.com

Avanos Medical, Inc. Announces Fourth Quarter and Full-Year 2022 Results

ALPHARETTA, Ga., Feb. 21, 2023/PRNewswire/ -- Avanos Medical, Inc. (NYSE: AVNS) today reported fourth quarter and full-year 2022 results.
“We were pleased to finish 2022 with a strong fourth quarter, continued margin expansion and meaningful free cash flow,” stated Joe Woody, Avanos’ chief executive officer. Woody continued, “Our team is focused on execution and we are determined to deliver on the three-year transformation plan we described last month at the JPMorgan conference.”
2022 Financial Highlights
•Fourth quarter net sales totaled $217 million, a 12% increase from the prior year. For the full-year, net sales increased 10% to $820 million.
•Fourth quarter diluted earnings per share were $0.36 compared to $0.24 per share a year ago, and fourth quarter adjusted diluted earnings per share were $0.60 compared to $0.50 in the prior year. 2022 full year diluted earnings per share were $1.07 compared to $0.13 per share in the prior year, and adjusted diluted earnings per share were $1.65 compared to $1.17 in 2021.
•Fourth quarter free cash flow was $29 million following $23 million in the third quarter and compared to $47 million in the fourth quarter of last year. 2022 full-year free cash flow was $72 million compared to $66 million in 2021.
During the year, we changed our inventory accounting method from last-in, first-out (LIFO) to first-in, first-out (FIFO). We have restated prior year financial information to reflect that change. A tabular presentation of the effects of our results of operations from this change in accounting principle is included in the accompanying tables.
In January, we announced a three-year transformation plan that will be focused on four key priorities: optimizing the commercial organization; transforming the product portfolio; implementing cost management initiatives to enhance operating profitability; and continuing to efficiently deploy capital while maintaining a focused and disciplined approach to M&A. We anticipate that this plan will ultimately result in savings of between $45 million and $55 million compared to 2022.
Fourth Quarter 2022 Operating Results
In the fourth quarter of 2022, net sales totaled $217 million, a 12% increase compared to the prior year. Volume was driven by continued strong demand for Digestive Health products and improvements in Interventional Pain solutions, partially offset by lower volume in Respiratory Health products compared to the pandemic-driven demand in the prior year and expected lower volume in Acute Pain products due to fewer elective procedures.

Gross margin for the fourth quarter was 54% compared to 51% a year ago. Adjusted gross margin was 56% compared to 54% in the prior year.
Operating profit in the quarter was $26 million compared to $27 million in the fourth quarter of 2021. On an adjusted basis, operating profit was $40 million compared to $27 million a year ago.
Adjusted EBITDA for the quarter was $45 million compared to $33 million in the prior year.
Full-Year 2022 Operating Results
Net sales increased 10% to $820 million in 2022 primarily due to incremental revenue from the OrthogenRx acquisition. Digestive Health products experienced strong demand and volume, but was offset by decreased demand and volume in Respiratory Health products. In addition, 0.7% of favorable pricing was offset by 1.9% of unfavorable foreign currency translation effects.
Gross margin for 2022 was 55% compared to 49% in 2021. Adjusted gross margin was 57%, up from 52% last year due primarily to favorable product mix and manufacturing efficiencies, partially offset by higher costs across our supply chain.
Operating income in 2022 was $74 million compared to $10 million in the prior year. On an adjusted basis, operating profit was $114 million compared to $75 million in 2021.
For the full-year, adjusted EBITDA totaled $136 million, compared to $96 million in the prior year.
Cash Flow and Balance Sheet
Cash from operations less capital expenditures, or free cash flow, for the fourth quarter of 2022 was $29 million, compared to $47 million a year ago. For 2022, free cash flow was $72 million, compared to $66 million in the prior year.
At year-end 2022, the company’s cash balance was $128 million compared to $119 million at year-end 2021. Total debt at the end of the fourth quarter totaled $232 million, consisting of borrowings of $123 million on the company's term loan facility and $109 million on the revolving credit facility.
2023 Outlook
Excluding the expected impact of the product portfolio rationalization under the transformation plan, the company anticipates organic growth is expected to be low single-digit. In addition, the company expects operating profit margin and EBITDA margin expansion of approximately 100 basis points and adjusted diluted EPS of between $1.60 and $1.80.
Non-GAAP Financial Measures
This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:
•Adjusted net income
•Adjusted diluted earnings per share
•Adjusted gross and operating profit
•Adjusted effective tax rate
•Adjusted EBITDA
•Free cash flow
These non-GAAP financial measures exclude the following items, as applicable, for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:
•Incremental expenses associated with altering operations in response to the COVID-19 pandemic.

•Expenses associated with restructuring activities, including IT-related charges.
•Expenses associated with post-divestiture transition activities.
•The amortization of intangible assets associated with prior business acquisitions.
•Expenses associated with certain litigation matters.
•Compliance with the European Union Medical Device Regulation (the EU MDR).
•Certain acquisition and integration charges related to the acquisition of OrthogenRx and Game Ready.
•The tax effects of certain adjusting items.
•The benefit associated with tax effects of the CARES Act.
•The positive or negative effect of changes in currency exchange rates during the year.
The company provides these non-GAAP financial measures as supplemental information to our GAAP financial measures. Management and the company’s Board of Directors use net sales on a constant currency basis, adjusted net income, adjusted diluted earnings per share, adjusted operating profit, adjusted EBITDA, and free cash flow to (a) evaluate the company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources and (c) measure the operational performance of the company’s business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of the company’s ongoing business operations.
Additionally, the Compensation Committee of the company’s Board of Directors will use certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the company’s net sales on a constant currency basis and adjusted EBITDA, which will be determined by excluding certain items that are used in calculating these non-GAAP financial measures.
Our competitors may define these non-GAAP financial measures differently, and as a result, our measure of these non-GAAP financial measures may not be directly comparable to those of other companies. Items excluded from these non-GAAP financial measures are significant components in understanding and assessing financial performance. These non-GAAP financial measures are supplemental measures of operating performance that do not represent, and should not be considered in isolation or as an alternative to, or substitute for, the financial statement data presented in our consolidated financial statements as indicators of financial performance. These non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP financial measures as supplemental information.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables.
Conference Call Webcast
Avanos Medical, Inc. will host a conference call today at 9 a.m. ET. The conference call can be accessed live over the internet at https://avanos.investorroom.com or via telephone by dialing 877-240-5772 in the United States. A replay of the call will be available at noon ET today by calling 877-344-7529 in the United States and entering passcode 9599533. A webcast of the call will also be archived in the Investors section on the Avanos website.
About Avanos Medical, Inc.
Avanos Medical (NYSE: AVNS) is a medical device company focused on delivering clinically superior breakthrough solutions that will help patients get back to the things that matter. Headquartered in Alpharetta, Georgia, Avanos is committed to creating the next generation of innovative healthcare solutions which will address our most important healthcare needs, such as reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands in more than 90 countries. For more information, visit www.avanos.com and follow Avanos Medical on Twitter (@AvanosMedical), LinkedIn and Facebook.
Forward-Looking Statements

This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may”, “believe”, “will”, “expect”, “project”, “estimate”, “anticipate”, “plan”, or “continue” and similar expressions, among others. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; risks related to the ongoing COVID-19 pandemic; shortage in drugs used in our Acute Pain products or other disruptions in our supply chain; the ongoing conflict between Russia and Ukraine; our ability to successfully execute on or achieve the expected benefits of our transformation initiative; inflationary pressures; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-K and Quarterly Reports on Form 10-Q.

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net Sales	$217.5	$193.4	$820.0	$744.6
Cost of products sold	100.6	94.5	370.0	378.8
Gross Profit	116.9	98.9	450.0	365.8
Research and development expenses	7.5	7.6	30.6	32.3
Selling and general expenses	82.6	75.2	341.9	300.3
Other expense (income), net	0.6	(10.9)	3.5	22.8
Operating Income	26.2	27.0	74.0	10.4
Interest income	0.7	—	1.2	0.2
Interest expense	(3.0)	(0.7)	(10.0)	(3.3)
Income Before Income Taxes	23.9	26.3	65.2	7.3
Income tax provision	(7.0)	(14.8)	(14.7)	(1.0)
Net Income	$16.9	$11.5	$50.5	$6.3

Interest expense, net	2.3	0.7	8.8	3.1
Income tax provision	7.0	14.8	14.7	1.0
Depreciation and amortization	13.4	9.5	47.7	38.3
EBITDA	$39.6	$36.5	$121.7	$48.7

Earnings Per Share
Basic	$0.36	$0.24	$1.08	$0.13
Diluted	$0.36	$0.24	$1.07	$0.13

Common Shares Outstanding
Basic	46.5	48.2	46.9	48.1
Diluted	47.0	48.6	47.3	48.6

AVANOS MEDICAL, INC.
EFFECTS OF CHANGE IN ACCOUNTING PRINCIPLE
CONDENSED CONSOLIDATED INCOME STATEMENTS
(in millions, except per share amounts)

	Three Months Ended December 31, 2022			Year Ended December 31, 2022
	As Calculated (LIFO)	As Reported (FIFO)	Effect of Change	As Calculated (LIFO)	As Reported (FIFO)	Effect of Change
Cost of products sold	$100.1	$100.6	$0.5	$370.7	$370.0	$(0.7)
Income (loss) before income taxes	24.4	23.9	(0.5)	64.5	65.2	0.7
Income tax (provision) benefit	(7.1)	(7.0)	0.1	(14.6)	(14.7)	(0.1)
Net income (loss)	17.3	16.9	(0.4)	49.9	50.5	0.6
Earnings (loss) per share:
Basic	$0.37	$0.36	$(0.01)	$1.06	$1.08	$0.02
Diluted	$0.37	$0.36	$(0.01)	$1.05	$1.07	$0.02

	Three Months Ended December 31, 2021			Year Ended December 31, 2021
	As Reported (LIFO)	As Adjusted (FIFO)	Effect of Change	As Reported (LIFO)	As Adjusted (FIFO)	Effect of Change
Cost of products sold	$96.5	$94.5	$(2.0)	$380.3	$378.8	$(1.5)
Income (loss) before income taxes	24.3	26.3	2.0	5.8	7.3	1.5
Income tax (provision) benefit	(14.3)	(14.8)	(0.5)	(0.6)	(1.0)	(0.4)
Net income (loss)	10	11.5	1.5	5.2	6.3	1.1
Earnings (loss) per share:
Basic	$0.21	$0.24	$0.03	$0.11	$0.13	$0.02
Diluted	$0.21	$0.24	$0.03	$0.11	$0.13	$0.02

    AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Gross Profit
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
As reported	$116.9	$98.9	$450.0	$365.8
2020 Restructuring charges	—	0.1	—	4.2
Post-Divestiture restructuring and transition charges	—	3.1	—	12.4
Acquisition and integration-related charges	—	0.2	1.4	0.3
EU MDR Compliance	(0.2)	—	—	—
Intangibles amortization	4.3	1.7	14.4	6.7
As adjusted non-GAAP	$121.0	$104.0	$465.8	$389.4
Gross profit margin, as reported	53.8%	51.1%	54.9%	49.1%
Gross profit margin, as adjusted	55.6%	53.8%	56.8%	52.3%

	Operating Profit
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
As reported	$26.2	$27.0	$74.0	$10.4
COVID-19 related expenses	—	0.1	—	0.3
2020 Restructuring charges(a)	—	2.0	—	12.4
Post-Divestiture restructuring and transition charges(b)(c)	—	5.0	—	14.1
Acquisition and integration-related charges	0.4	0.9	3.4	1.6
EU MDR Compliance	1.5	1.6	6.9	4.0
Other items(d)	3.8	—	3.8	—
Litigation and legal(e)	—	(13.5)	—	15.0
Intangibles amortization	7.7	4.2	25.7	16.7
As adjusted non-GAAP	$39.6	$27.3	$113.8	$74.5
_________________________________
(a)In the three months ended December 31, 2021, 2020 Restructuring charges include $0.1 million in "Cost of products sold" (see "Gross Profit" table), $0.9 million in "Selling and general expenses" and $1.0 million in "Other expense (income), net." In the year ended December 31, 2021, 2020 Restructuring charges include $4.2 million in "Cost of products sold", $2.4 million in "Selling and general expenses" and $5.8 million in "Other expense (income), net."
(b)Except for amounts impacting gross profit (see "Gross Profit" table), post divestiture restructuring are included in "Other expense (income), net."
(c)In the three months ended December 31, 2021, post divestiture transition charges includes $0.3 million in "Cost of products sold" (see "Gross Profit" table). For the year ended December 31, 2021, post divestiture transition charges includes $4.1 million, in "Cost of products sold," and $0.2 million of expense in "Selling and general expenses".
(d)Other items includes $2.6 million of consulting costs associated with evaluation of overall scope and alternatives for transforming our business and $1.2 million for the impairment of certain assets associated with research and development projects that were cancelled.
(e) Litigation and legal expenses are included in "Other expense (income), net."

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Income Before Taxes
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
As reported	$23.9	$26.3	$65.2	$7.3
COVID-19 related expenses	—	0.1	—	0.3
2020 Restructuring charges	—	2.0	—	12.4
Post-Divestiture restructuring and transition charges	—	5.0	—	14.1
Acquisition and integration-related charges	0.4	0.9	3.4	1.6
EU MDR Compliance	1.5	1.6	6.9	4.0
Other items	3.8	—	3.8	—
Litigation and legal	—	(13.5)	—	15.0
Intangibles amortization	7.7	4.2	25.7	16.7
Loss on extinguishment of debt	—	—	1.1	—
As adjusted non-GAAP	$37.3	$26.6	$106.1	$71.4

	Tax Provision
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
As reported	$(7.0)	$(14.8)	$(14.7)	$(1.0)
Tax effects of adjusting items	(2.8)	11.7	(9.9)	(11.9)
Tax effects of the CARES Act and other	0.5	0.7	(3.3)	(1.6)
As adjusted non-GAAP	$(9.3)	$(2.4)	$(27.9)	$(14.5)
Effective tax rate, as reported	29.3%	56.3%	22.5%	13.7%
Effective tax rate, as adjusted	24.9%	9.0%	26.3%	20.3%

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Net Income
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
As reported	$16.9	$11.5	$50.5	$6.3
COVID-19 related expenses	—	0.1	—	0.3
2020 Restructuring charges	—	2.0	—	12.4
Post-Divestiture restructuring and transition charges	—	5.0	—	14.1
Acquisition and integration-related charges	0.4	0.9	3.4	1.6
EU MDR Compliance	1.5	1.6	6.9	4.0
Other items	3.8	—	3.8	—
Litigation and legal	—	(13.5)	—	15.0
Intangibles amortization	7.7	4.2	25.7	16.7
Loss on extinguishment of debt	—	—	1.1	—
Tax effects of adjusting items	(2.8)	11.7	(9.9)	(11.9)
Tax effects of the CARES Act and other	0.5	0.7	(3.3)	(1.6)
As adjusted non-GAAP	$28.0	$24.2	$78.2	$56.9
Diluted EPS, as reported	$0.36	$0.24	$1.07	$0.13
Diluted EPS, as adjusted	$0.60	$0.50	$1.65	$1.17

	EBITDA
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
EBITDA, as reported	$39.6	$36.5	$121.7	$48.7
COVID-19 related expenses	—	0.1	—	0.3
2020 Restructuring charges	—	2.0	—	12.4
Post-Divestiture restructuring and transition charges	—	5.0	—	14.1
Acquisition and integration-related charges	0.4	0.9	3.4	1.6
EU MDR Compliance	1.5	1.6	6.9	4.0
Other items	3.8	—	3.8	—
Litigation and legal	—	(13.5)	—	15.0
Adjusted EBITDA	$45.3	$32.6	$135.8	$96.1

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Free Cash Flow
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash provided by operating activities	$33.7	$52.2	$90.9	$87.3
Capital expenditures	(4.9)	(4.8)	(19.3)	(21.0)
Free Cash Flow	$28.8	$47.4	$71.6	$66.3

2023 OUTLOOK

	Estimated Range
Diluted earnings per share (GAAP)	$0.96	to	$1.32
Intangibles amortization	0.20	to	0.20
Restructuring	0.41	to	0.25
EU Medical Device Regulation	0.03	to	0.03
Adjusted diluted earnings per share (non-GAAP)	$1.60	to	$1.80

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	As of December 31,
	2022	2021
ASSETS
Current Assets
Cash and cash equivalents	$127.7	$118.5
Accounts receivable, net of allowances	167.9	131.2
Inventories	190.3	159.3
Prepaid expenses and other current assets	13.9	18.6
Total Current Assets	499.8	427.6
Property, Plant and Equipment, net	163.9	168.1
Operating Lease Right of Use Assets	30.6	38.6
Goodwill	819.4	801.6
Other Intangible Assets, net	251.0	141.2
Deferred Tax Assets	4.6	10.0
Other Assets	17.6	16.5
TOTAL ASSETS	$1,786.9	$1,603.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$6.2	$—
Current portion of operating lease obligation	12.8	14.7
Trade accounts payable	67.9	56.4
Accrued expenses	98.9	68.1
Total Current Liabilities	185.8	139.2
Long-Term Debt	226.3	130.0
Operating Lease Obligation	34.7	42.8
Deferred Tax Liabilities	25.4	11.9
Other Long-Term Liabilities	23.5	9.1
TOTAL LIABILITIES	495.7	333.0
Stockholders’ Equity	1,291.2	1,270.6
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,786.9	$1,603.6

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(unaudited)
(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Operating Activities
Net income	$16.9	$11.5	$50.5	$6.3
Depreciation and amortization	13.4	9.5	47.7	38.3
Net loss on asset dispositions and asset impairments	1.1	3.1	1.1	8.0
Changes in operating assets and liabilities	(1.6)	12.7	(24.3)	24.5
Deferred income taxes and other	3.9	15.4	15.9	10.2
Cash Provided by Operating Activities	33.7	52.2	90.9	87.3
Investing Activities
Capital expenditures	(4.9)	(4.8)	(19.3)	(21.0)
Acquisition of assets and investments in businesses	—	—	(116.1)	—
Cash Used in Investing Activities	(4.9)	(4.8)	(135.4)	(21.0)
Financing Activities
Proceeds from issuance of secured debt	—	—	250.0	—
Secured debt repayments	(1.6)	—	(126.6)	—
Revolving credit facility proceeds	—	—	150.0	20.0
Revolving credit facility repayments	(20.0)	(15.0)	(170.0)	(70.0)
Purchase of treasury stock	(0.4)	(10.9)	(45.5)	(11.5)
Payment of debt issuance costs	—	—	(2.9)	—
Proceeds from the exercise of stock options	0.1	0.1	1.7	6.2
Cash (Used in) Provided by Financing Activities	(21.9)	(25.8)	56.7	(55.3)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	3.8	(0.9)	(3.0)	(4.0)
Increase in Cash and Cash Equivalents	10.7	20.7	9.2	7.0
Cash and Cash Equivalents - Beginning of Period	117.0	97.8	118.5	111.5
Cash and Cash Equivalents - End of Period	$127.7	$118.5	$127.7	$118.5

AVANOS MEDICAL, INC.
SELECTED BUSINESS AND PRODUCTS DATA
(unaudited)
(in millions)

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	Change	2022	2021	Change
Chronic Care:
Digestive health	$92.9	$86.8	7.0%	$340.4	$322.2	5.6%
Respiratory health	35.9	38.8	(7.5)%	135.9	157.6	(13.8)%
Total Chronic Care	128.8	125.6	2.5%	476.3	479.8	(0.7)%
Pain Management:
Acute pain	41.3	41.1	0.5%	160.1	162.7	(1.6)%
Interventional pain	47.4	26.7	77.5%	183.6	102.1	79.8%
Total Pain Management	88.7	67.8	30.8%	343.7	264.8	29.8%
Total Net sales	$217.5	$193.4	12.5%	$820.0	$744.6	10.1%

	Total	Volume	Pricing/Mix	Currency	Other
Net Sales - percentage change - QTD	12.5%	13.6%	0.8%	(2.0)%	—%
Net Sales - percentage change - YTD	10.1%	11.3%	0.7%	(1.9)%	—%